Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 964-8389 fax: (617) 969-5730

FOR IMMEDIATE RELEASE

Contact:

Timothy A. Bonang

Manager of Investor Relations

(617) 796-8149

www.hptreit.com

Hospitality Properties Trust Annual Meeting Results

and Renewal of Shareholder Rights Plan

Newton, MA (May 15, 2007):  Hospitality Properties Trust (NYSE: HPT) today announced the results of its annual meeting of shareholders held today, as follows:

Election of Trustees.  William A. Lamkin was elected a trustee to serve a three year term until the annual meeting in 2010.  The following is the preliminary tabulation of the percentage of eligible votes cast for the election of Mr. Lamkin:

Percentage of Eligible
Trustee	Votes In Favor

William A. Lamkin	86.59%

Other Matters.  Four other substantive matters were considered at the meeting.  Three of these matters required a majority of eligible votes in favor to be adopted and one matter required two thirds of eligible votes in favor to be adopted. One of these matters was approved and the other matters were not approved:

Percentage Of
Proposal Which	Eligible Votes In
Was Approved	Favor

An amendment to the declaration of trust to provide that any shareholder who violates the declaration of trust or bylaws will indemnify and hold harmless the trust from all costs and damages (including attorneys fees) arising from the shareholder’s violation.	78.67%

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange. No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Proposals Which Were	Percentage Of Eligible
Not Approved	Votes In Favor

An amendment to the declaration of trust to authorize the board to divide or combine outstanding shares without a shareholder vote.	24.36%

An amendment to the declaration of trust to change the shareholder vote necessary for certain actions and to permit the required vote necessary to elect trustees or for certain other actions to be set in the bylaws.	18.52%

Amendments to the declaration of trust to change the required shareholder vote for amendments to the declaration, to approve business combinations or for termination of the trust. [This proposal required a two thirds vote for approval.]	18.04%

Shareholder Rights Plan.  HPT historically adopted a 10 year shareholders rights plan in 1997.  The HPT Board began to consider renewing the plan several weeks ago and today concluded that it is in the best interests of all HPT shareholders to do so.  HPT stated that the renewed plan was not adopted as a result of information that anyone is attempting to accumulate shares of HPT for the purpose of affecting a change of control.

Under the renewed plan, shareholders will be able to purchase HPT shares at a fifty percent (50%) discount to market prices whenever a person or group acquires ten percent (10%) of HPT’s outstanding shares, except in certain circumstances.  The purchase rights created by the renewed plan will be automatically attached to all common shares outstanding on or after May 31, the record date for the rights distribution.  The rights will not be represented by separate certificates or be separately traded unless and until they become exercisable.  The rights may be redeemed by HPT anytime before they become exercisable and at other times set in the renewed plan.  The rights will expire on May 15, 2017 unless they are redeemed before then.

A copy of the renewed shareholder rights plan is being filed with the U.S. Securities and Exchange Commission on Form 8-K.  For more information about the renewed plan, interested persons may read the complete plan which is available at the SEC public information offices or the SEC website at www.sec.gov.  A copy of the plan will also be available at HPT’s website www.hptreit.com, until June 30, 2007, and a summary of the rights plan may be obtained by writing to Secretary, Hospitality Properties Trust, 400 Centre Street, Newton, MA 02458.

Hospitality Properties Trust is a real estate investment trust headquartered in Newton, MA which owns 310 hotels and 146 travel centers located throughout the United States, in Ontario Canada and in Puerto Rico.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THE FOREGOING PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY MAY NOT OCCUR.  FOR EXAMPLE, THIS PRESS RELEASE REPORTS THE PRELIMINARY TABULATIONS OF VOTES OF SHAREHOLDERS AND IMPLIES THAT THE FINAL RESULTS OF THE TABULATIONS OF VOTES WILL BE THE SAME.  IN FACT, THE PRELIMINARY TABULATIONS ARE SUBJECT TO FINAL COUNTINGS OF VOTES AND VERIFICATIONS THEREOF BY THE APPOINTED INSPECTOR OF ELECTIONS.  THE FINAL VOTES MAY BE DIFFERENT FROM THE RESULTS IMPLIED BY THE PRELIMINARY TABULATIONS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

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